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                                                                      Exhibit 21

                                  SUBSIDIARIES

NAME OF SUBSIDIARY                                  JURISDICTION OF FORMATION
------------------                                  -------------------------
Bio-Technology General (Israel) Ltd.                          Israel
Myelos Corporation                                           Delaware










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